Exhibit 99.1

Charlotte's Web forms Joint Venture with BAT and AJNA BioSciences to

Seek FDA-Approval for Proprietary Full Spectrum

Hemp Extract Botanical Drug

BAT acquires 20% stake for US$10 million, with Charlotte's Web and AJNA each owning 40%

Renowned neurologist Dr. Orrin Devinsky, Chief Medical Advisor for AJNA, to lead the project

DENVER – April 6, 2023 – (TSX:CWEB, OTCQX:CWBHF), Charlotte’s Web Holdings, Inc. (“Charlotte’s Web,” “CW” or the “Company”), the market leader in full-spectrum hemp extract wellness products, today announced it has formed a joint venture (the “JV”) with AJNA BioSciences PBC (“AJNA”), a botanical drug development company focused on mental health and neurological disorders , and a subsidiary of British American Tobacco PLC (LSE: BATS and NYSE: BTI) (“BAT”), which is contributing US$10 million as the JV’s initial investor. AJNA is partially owned and was co-founded by its president, Joel Stanley, the former CEO and Chairman of the board of Charlotte’s Web, together with certain other founding members of CW.

The JV was established to pursue FDA-approval for a novel botanical drug to target a neurological condition identified by the JV leadership team, which will be comprised of CW, AJNA and BAT representatives. This novel botanical drug will be developed from certain proprietary hemp genetics of CW. The JV plans to engage with the FDA to file an Investigational New Drug (“IND”) application and commence Phase I clinical development in 2023.

BAT holds a 20% equity interest in the form of preferred units following its US$10 million investment and has the right to participate in future equity issuances to maintain its pro rata equity position. Charlotte’s Web and AJNA each hold 40% of the JV’s voting common units. This is in consideration of contribution by CW of a license permitting the JV to use certain proprietary hemp intellectual properties, including clinical and consumer data, and by AJNA of laboratory and regulatory services, clinical expertise and the provision of clinical services. The JV plans to use the initial US$10 million investment for the clinical development of a novel hemp botanical IND.

Orrin Devinsky, M.D., Ph.D., renowned neurologist and researcher and AJNA’s Chief Medical Advisor, will lead the JV’s clinical and regulatory strategy. Dr. Devinsky is an early stakeholder in AJNA and is the Director of New York University (NYU) Langone’s Comprehensive Epilepsy Center and a Professor of Neurology, Neurosurgery, and Psychiatry at NYU Grossman School of Medicine. He was a principal investigator for the development of the cannabis-based FDA approved drug, Epidiolex®. Epidolex was approved in 2018 for the treatment of seizure disorders, Dravet and Lennox-Gastaut syndromes, which are rare and severe forms of pediatric epilepsy.

“As one of the first clinicians to research novel cannabinoids, I am very excited to work on this project. I believe the properties of cannabis and hemp are well suited for the FDA's new Botanical Drug Development pathway”, Dr. Devinsky said.

Jacques Tortoroli, CEO of Charlotte’s Web said, “This joint venture is a capital efficient way for Charlotte’s Web to unlock the value of its intellectual property to advance development of effective botanical alternatives to current neurological pharmaceuticals.”

James Barrett, Commercial Director of Wellbeing and Stimulation at BAT, said: “Our investment in the Joint Venture reinforces our commitment to Charlotte’s Web and represents another step for BAT in our exploration beyond tobacco and nicotine. We continue to transform our business, through strategic investments in innovative consumer, new sciences and technology businesses, as part of our purpose to build A Better Tomorrow.”

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Related Party Transaction

Due to its ownership of a US$56.8 million convertible debenture of the Company (the “Debenture”), which is convertible into 19.9% ownership of the common shares of the Company (the “Common Shares”) at a conversion price of C$2.00 per Common Share, BAT is considered a “related party” to the Company under applicable securities laws. As such, the formation of the JV (the “Transaction”) will constitute a “related party transaction” within the meaning of Multilateral Instrument 61-101 - Protection of Minority Shareholders in Special Transactions (“MI 61-101”). In the absence of exemptions, the Company would be required to obtain a formal valuation for, and minority shareholder approval of, the “related party transaction”. For the Transaction, the Company intends to rely on the exemption from the formal valuation requirements and the minority shareholder approval requirements of MI 61-101 contained in Section 5.5(a) and Section 5.7(1)(a) of MI 61-101 (Fair Market Value Not More Than 25% of Market Capitalization), respectively, on the basis that neither (A) the fair market value of the subject matter of, nor (B) the fair market value of the consideration for, the Transaction, insofar as it involves interested parties, exceeds 25% of the market capitalization of the Company, as determined by the Company’s board of directors acting in good faith, in accordance with MI 61-101.

Further details will be included in a material change report to be filed by the Company. The material change report will be filed no more than 21 days prior to closing of the Transaction due to the timing of the announcement of the Transaction and the anticipated closing thereof occurring in less than 21 days.

About BAT

BAT is a leading, multi-category consumer goods business with a purpose to build A Better Tomorrow™ by reducing the health impact of its business through offering a greater choice of enjoyable and less risky products for adult consumers.

The company continues to be clear that combustible cigarettes pose serious health risks, and the only way to avoid these risks is not to start or to quit. BAT encourages those who would otherwise continue to smoke to switch completely to scientifically-substantiated, reduced-risk alternatives*†. In order to deliver this, BAT is transforming into a truly consumer-centric multi-category consumer products business.

BAT’s ambition is to have 50 million consumers of its non-combustible products by 2030 and to generate £5billion of New Categories revenue by 2025. BAT has set stretching ESG targets including achieving carbon neutrality for Scopes 1 & 2 by 2030 and eliminating unnecessary single-use plastic and making all plastic packaging reusable, recyclable or compostable by 2025.

BAT employs over 50,000 people. The BAT Group generated revenue of £27.65 billion in 2022 and profit from operations of £10.5 billion.

The company’s Strategic Portfolio is made up of its global cigarette brands and a growing range of reduced-risk*† New Category tobacco and nicotine products and traditional non-combustible tobacco products. These include vapour, tobacco heating products, modern oral products including tobacco-free nicotine pouches, as well as traditional oral products such as snus and moist snuff. In 2022, we had 22.5 million consumers of our non-combustible products, a rise of 4.2 million from Full Year 2021.

* Based on the weight of evidence and assuming a complete switch from cigarette smoking. These products are not risk free and are addictive.

† Our vapour product Vuse (including Alto, Solo, Ciro and Vibe), and certain products, including Velo, Grizzly, Kodiak, and Camel Snus, which are sold in the U.S., are subject to FDA regulation and no reduced-risk claims will be made as to these products without agency clearance.

About AJNA BioSciences PBC

AJNA BioSciences PBC is a botanical drug development company based in Denver, Colorado, focused on natural pharmaceuticals that address mental health and neurological disorders. AJNA’s unique platform is designed for rapid development of investigational new drugs by combining specialized laboratory infrastructure and CMC capabilities with top-tier clinical and regulatory expertise. AJNA’s commercialization strategy is flexibly designed for co-development partnerships, IP licensing, and vertically integrated drug products in a broad range of botanical species and clinical indications. As a public benefit corporation, AJNA’s business model maximizes profitability and sustainability for both people and planet.

About Charlotte’s Web Holdings, Inc.

Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Denver, is the market leader in innovative hemp extract wellness products under a family of brands that includes Charlotte's Web™, CBD Medic™, and CBD Clinic™. Charlotte’s Web whole-plant CBD extracts come in full-spectrum and broad-spectrum (THC-free) options, including the world’s only broad-spectrum CBD certified NSF for Sport®, which is the official CBD of Major League Baseball©. Founded by the seven Stanley Brothers, Charlotte’s Web ignited the CBD industry when the brothers came to global prominence with the coverage of a young girl’s astounding reaction to their hemp extract. Their advocacy changed laws, public perception, and research around the vast health potential of plant-based solutions. The Stanleys built their business with the mission to bring botanical options to health seekers worldwide. Charlotte's Web branded premium quality products start with proprietary hemp genetics that are American farm-grown using organic and regenerative cultivation practices. The Company's hemp extracts have naturally occurring botanical compounds including cannabidiol ("CBD"), CBC, CBG, terpenes, flavonoids, and other beneficial compounds. The Company's CW Labs R&D division advances hemp science at a center of excellence in Louisville, Colorado. Charlotte’s Web product categories include CBD oil tinctures (liquid products) CBD gummies (sleep, stress, exercise recovery), CBD capsules, CBD topical creams and lotions, as well as CBD pet products for dogs. Through its substantially vertically integrated business model, Charlotte’s Web maintains stringent control over product quality and consistency with 20+ product lot testing for quality assurance. Charlotte’s Web products are distributed to retailers and health care practitioners throughout the U.S.A, and online through the Company's website at www.charlottesweb.com.

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Forward-Looking Information

Certain information in this news release constitutes forward-looking statements and forward-looking information within the meaning of applicable securities laws (collectively, "forward-looking information"). In some cases, but not necessarily in all cases, forward looking information can be identified by the use of forward-looking terminology such as "plans", "targets", "expects" or "does not expect", "is expected", "an opportunity exists", "is positioned", "estimates", "intends", "assumes", "anticipates" or "does not anticipate" or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might", "will" or "will be taken", "occur" or "be achieved". In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information.  Specifically, this news release contains forward-looking statements relating to, among others, the ability of the JV to achieve its purpose, including obtaining FDA approval of a new CBD-based botanical drug.

Statements containing forward-looking information are not historical facts, but instead represent management's current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such statements containing forward-looking information. Although these statements containing forward-looking information are based on assumptions the Company considers to be reasonable based on the information available on the date such statements are made, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking information.

The material factors and assumptions used to develop the forward-looking information herein include, but are not limited to, international and political considerations; regulatory changes; and the factors discussed throughout the "Risk Factors" section of the Company's most recently filed annual information form available on www.SEDAR.com and in the Company's most recently filed Annual Report on Form 10-K and quarterly report on Form 10-Q as amended, and other filings with the Securities and Exchange Commission available on www.SEC.gov. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For further information contact:

Charlotte’s Web

Cory Pala

Director of Investor Relations

(720) 484-8930

Cory.Pala@CharlottesWeb.com

AJNA BioSciences Media Contact

ICR

Michael Robinson

(202) 255-0737

MichaelW.Robinson@icrinc.com